                THIRD AMENDMENT TO THE PARTICIPATION AGREEMENT

This Amendment, effective as of March 6, 2017, amends the Participation Agreement (the "Agreement") dated the 1st day of November, 2005, by and among BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY (fka First MetLife Investors Insurance Company, " Company"), on behalf of itself and certain of its separate accounts; AMERICAN FUNDS INSURANCE SERIES (the "Series"); and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

WHEREAS, on March 6, 2017, Company has changed its name to Brighthouse Life Insurance Company of NY;

WHEREAS, the parties desire to amend the Agreement to update the address of Company in Paragraph 22;

WHEREAS, the parties desire to revise the list of Contracts and Accounts in Exhibit A, to reflect name changes resulting from Company's name change;

WHEREAS, Company, Series and CRMC desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties agrees to amend the agreement as follows:

1. Paragraph 22 is amended to read, in relevant part, as follows:

        "If to Company:

        Brighthouse Life Insurance Company of NY
        One Financial Center, 21st Floor
        Boston, MA 02111
        Attn: Law Department"

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3. The first, second and third sentences in Section 4 of the Agreement are deleted in their entirety and are replaced with the following sentences:

        The Series agrees to make Class 2 and Class 4 shares of the Funds listed on Exhibit A hereto available to the Contracts. Company agrees to give the Series and CRMC at least (thirty) 30 days' notice prior to adding any additional Funds as underlying investment options to the Contracts. CRMC reserves the right to approve any proposed addition by Company. Company will be entitled to a Rule 12b-1 service fee to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 and Class 4 shares of each Fund attributable to the Contracts for as long as the Series' Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") for such share class remains in effect.

4. The following paragraphs are added to Section 4:

        During the term of this Agreement, Company shall perform the administrative services ("Services") set forth on Exhibit B hereto, as such exhibit may be amended from time to time by mutual consent of the parties, in respect of Separate Accounts holding Class 4 shares of each Fund. In consideration of Company performing the Services, the Series agrees to pay Company an administrative services fee of 0.25% of the average daily net asset value of all Class 4 shares of the Funds held by each Separate Account, payable quarterly, in arrears pursuant to an Insurance Administrative Services Plan adopted by the Series. The Series shall pay all fees within forty-five (45) days following the end of each calendar quarter for fees accrued during that quarter. The fee will be calculated as the product of (a) the average daily net asset value of all Class 4 shares, as applicable, of the Funds held by each Separate Account during the quarter; (b) the number of days in the quarter; and
        (c) the quotient of 0.0025 divided by 365. The Series shall not be responsible for payment of fees for Services more than six (6) months in arrears in respect of accounts that were not timely identified by Company as eligible for compensation pursuant to this Agreement. CRMC will evaluate periodically Company's service levels, including compliance with established NSCC guidelines, transaction errors, compliance with the prospectus and complaints from Contract owners, in determining whether to continue making payments under the Insurance Administrative Services Plan. Company represents to the Series and CRMC that it will not receive compensation for the Services from contractholder fees or any other source.

        Company, directly or through subcontractors (including a designated affiliate), shall provide the certain services described in this Agreement in respect of Separate Accounts holding Class 2 shares on behalf of CRMC or any of its affiliates in connection with the sale and servicing of the Contracts. The services to be provided by Company to its Separate Accounts include, (i) mailing and otherwise making available to Contractholders, shareholder communications including, without limitation, prospectuses, proxy materials, shareholder reports, unaudited semi-annual and audited annual financial statements, and other notices; (ii) handling general questions regarding the Funds from Contractholders including, without limitation, advising as to performance, yield being earned, dividends declared, and providing assistance with other questions concerning the Funds; (iii) preparing and mailing periodic account statements showing the total number of Separate Account units owned by the Contractholder in that account, the value of such units, and purchases, redemptions, dividends, and distributions in the account during the period covered by the statement; and (iv) preparing and mailing IRS Form 1099-R, IRS Form W-2 and/or other IRS forms as required by applicable Internal Revenue Service rules and regulations. Administrative services to Contractholders shall be the responsibility of Company and shall not be the responsibility of CRMC or any of its affiliates.

5. Exhibit B hereto is added to the Agreement.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to the Agreement to be executed in its name and on its behalf by and through their duly authorized officers signing below.

                                          FIRST METLIFE INVESTORS INSURANCE
                                          COMPANY (TO BE RENAMED BRIGHTHOUSE
                                          LIFE INSURANCE COMPANY OF NY AS OF
                                          MARCH 6, 2017)
                                          (ON BEHALF OF ITSELF AND EACH ACCOUNT)

                                          By:     /s/ Gregory E. Illson
                                                  ------------------------------
                                          Name:   Gregory E. Illson
                                          Title:  VICE PRESIDENT

                                          AMERICAN FUNDS INSURANCE SERIES
                                          By:     /s/ Maria Manotok Pathria
                                                  ------------------------------
                                          Name:   Maria Manotok Pathria
                                          Title:  Vice President

                                          CAPITAL RESEARCH AND MANAGEMENT
                                          COMPANY

                                          By:     /s/ Michael Downer
                                                  ------------------------------
                                          Name:   Michael Downer
                                          Title.  SR. Vice President & Secretary

                                   Exhibit A
                                   ---------

Account:  Brighthouse Variable Annuity Account B

Contracts:
----------

          Class A
          Class B
          Class B [Edward Jones]
          Class O
          Marquis Portfolios
          PrimElite III
          PrimElite IV
          PrimeOptions
          Vintage L
          Vintage XC

Class 2:
--------

       .  Bond Fund
       .  Global Growth Fund
       .  Global Small Capitalization Fund
       .  Growth Fund
       .  Growth-Income Fund

Class 4:
--------

       .  Bond Fund
       .  Global Growth Fund
       .  Global Small Capitalization Fund
       .  Growth-Income Fund

                                   Exhibit B
                                   ---------

                            Administrative Services

1.     Periodic Reconciliation. Company shall provide the Funds with sufficient
       -----------------------
information to allow for the periodic reconciliation of outstanding units of Company separate accounts and shares of the Funds.

2.     Record Maintenance. To facilitate the reconciliation activities
       ------------------
described in Section 4, Company shall maintain with respect to each Separate Account holding the Funds' Class 4 shares and each Contract owner for whom such shares are beneficially owned the following records:

       a. Number of shares;

       b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

       c. Name and address and taxpayer identification numbers;

       d. Records of distributions and dividend payments; and

       e. Any transfers of shares.

3.     Fund Information. Company shall respond to inquiries from Contract
       ----------------
owners regarding the Funds, including questions about the Funds' objectives and investment strategies.

4.     Shareholder Communications. Company shall provide for the delivery of
       --------------------------
certain Fund-related materials as required by applicable law or as requested by Contract owners. The Fund related materials shall consist of updated prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. Company shall respond to inquiries from Contract owners relating to the services provided by it and inquiries relating to the Funds.

5.     Transactional Services. Company shall (a) communicate to the Funds'
       ----------------------
transfer agent, purchase, redemption and exchange orders; and (b) communicate to the Separate Accounts and Contract owners, mergers, splits and other reorganization activities of the Funds.

6.     Other Information. Company shall provide to the Separate Accounts and
       -----------------
Contract owners such other information as shall be required under applicable law and regulations.